UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2020 (August 19, 2020)

Brighthouse Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road, Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (980) 365-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHF	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	BHFAP	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.750% Non-Cumulative Preferred Stock, Series B	BHFAO	The Nasdaq Stock Market LLC
6.250% Junior Subordinated Debentures due 2058	BHFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2020, the Board of Directors (the “Board”) of Brighthouse Financial, Inc. (the “Company”) increased the number of directors serving on the Board from eight to nine and appointed Stephen C. (“Steve”) Hooley as a member of the Board to fill the resulting vacancy and serve until the Company’s 2021 annual meeting of stockholders. Mr. Hooley was also appointed to serve on the Audit and Investment Committees of the Board.

After considering all the relevant facts and circumstances, the Board determined that Mr. Hooley qualifies as an independent director under applicable listing standards of The Nasdaq Stock Market LLC. There are no arrangements or understandings between Mr. Hooley and any other persons pursuant to which he was selected as a director. There are no transactions in which Mr. Hooley has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Hooley will be compensated for his service as a director in accordance with the Company’s compensation program for independent members of the Board. Such compensation program is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 29, 2020 under “Board and Corporate Governance Practices — Director Compensation.” Mr. Hooley will receive a prorated portion of the annual compensation to which independent members of the Board are entitled in 2020.

A copy of the news release issued by the Company on August 20, 2020 announcing the appointment of Mr. Hooley is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

The Company will resume repurchases of its common stock, beginning August 24, 2020. The Company previously announced that it had temporarily suspended repurchases of its common stock while it continued to assess market conditions and other factors. As of August 21, 2020, approximately $231 million remained available under the Company’s $500 million stock repurchase program announced on February 10, 2020.

As previously announced, repurchases under the program may be made through open market purchases, including pursuant to 10b5-1 plans or pursuant to accelerated stock repurchase plans, or through privately negotiated transactions, from time to time at management’s discretion in accordance with applicable legal requirements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	News Release of Brighthouse Financial, Inc., dated August 20, 2020, announcing the appointment of Mr. Hooley as a director.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as “anticipate,” “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “guidance,” “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe” and other words and terms of similar meaning, or that are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include, without limitation, statements relating to future actions, prospective services or products, financial projections, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, as well as trends in operating and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of the Company. These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties and other factors. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”), particularly in the sections entitled “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” as well as in the Company’s subsequent filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ D. Burt Arrington
Name:	D. Burt Arrington
Title:	Corporate Secretary

Date: August 21, 2020